Exhibit 5.1

January 16, 2007

iStar Financial Inc.

27th Floor

1114 Avenue of the Americas
New York, New York 10036

Re:          Registration Statement on Form S-8 of iStar Financial Inc.

Ladies and Gentlemen:

We have acted as counsel to iStar Financial Inc., a Maryland corporation (the “Company”), in connection with the Company’s registration statement on Form S-8, as filed with the Securities and Exchange Commission (the “Commission”) on January 16, 2007 (the “Registration Statement”) for registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 4,550,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, which may be issued from time to time pursuant to the Company’s 2006 Long-Term Incentive Plan (the “Plan”).

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for the purposes of rendering this opinion.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the absence of any amendments or modifications to those items reviewed by us.  As to any facts material to this opinion which we have not independently established or verified, we have relied upon statements and representations of representatives of the Company and others.

Based upon the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and delivered by the Company upon receipt of the consideration therefor as provided in, and otherwise in accordance with, the Plan and the resolutions of the Company’s Board of Directors authorizing the adoption of the Plan and the registration of the Shares, the Shares will be legally issued, fully paid and non-assessable.

The opinion stated herein is limited to the Maryland General Corporation Law.  We do not express any opinion with respect to the law of any other jurisdiction or as to the effect of any such law on the opinion herein stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Clifford Chance US LLP